Exhibit 5.1

Morgan, Lewis & Bockius LLP
Counselors at Law

1701 Market Street
Philadelphia, PA 19103-2921
215-963-5000
Fax: 215-963-5299

September 12, 2003

Corporate Office Properties Trust
8815 Centre Park Drive, Suite 400
Columbia, MD 21045

  Re:
  Corporate Office Properties Trust
  Registration Statement on Form S-3

Ladies and Gentlemen:

        This letter is furnished in connection with the filing of the subject Registration Statement on Form S-3 (the "Registration Statement") pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), relating to the proposed offer and sale by Corporate Office Properties Trust (the "Company"), from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus"), and as shall be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement") of up to $400,000,000 aggregate offering price of securities (the "Securities"), which may include any or all of the following securities (i) common shares of beneficial interest, par value $.01 per share, of the Company (the "Common Shares"), (ii) shares of one or more series of preferred shares of beneficial interest, par value $.01 per share, of the Company (the "Preferred Shares"), (iii) depositary shares representing interests in the Preferred Shares (the "Depositary Shares") and (iv) warrants to purchase Common Shares and/or Preferred Shares (the "Warrants").

        In connection with rendering the opinions expressed in this letter, we have examined (1) the Registration Statement; (2) the Amended and Restated Declaration of Trust, as amended as of the date hereof (the "Declaration of Trust"); (3) the Bylaws of the Company, as amended as of the date hereof (the "Bylaws"); (4) certain resolutions of the Company's Board of Trustees (the "Board") relating to filing of the Registration Statement and (5) such other documents as we have deemed appropriate and necessary for the purposes of such opinions. In our examination, we have relied on representations from officers of the Company and have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of such copies.

        For the purpose of the opinions set forth below, we have assumed, without independent investigation or verification, that (1) the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established in accordance with the Declaration of Trust, the Bylaws and applicable Maryland law (each, a "Board Action"), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject; (2) prior to the issuance of a series of Preferred Shares, an appropriate form of Articles Supplementary to the Declaration of Trust designating such series of Preferred Shares will have been duly authorized by Board Action and filed with the Secretary of State of the State of Maryland; (3) any Depositary Shares will be issued under one or more depositary agreements (each, a "Depositary Agreement") between the Company and a depositary identified in the Depositary Agreement as a depository (each, a "Depository"); (4) any Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement") between the Company and a bank or trust company identified in the Warrant Agreement as a warrant agent (each, a "Warrant Agent");

(5) the Registration Statement and any amendments thereto will have become effective and will comply with all applicable laws; (6) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered and issued and/or sold as contemplated by the Registration Statement; (7) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby and will comply with all applicable laws; (8) all Securities will be issued and sold in compliance with applicable federal and state securities laws; and (9) a definitive purchase, underwriting or similar agreement with respect to any Securities offered and issued and/or sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

  1.
  Upon due authorization by Board Action of the issuance and/or sale of Common Shares and upon issuance and delivery of such Common Shares against payment for such shares (in an amount at least equal to the aggregate par value of such Common Shares), in accordance with the terms of the Board Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the exercise of any Warrants (which shall provide for payment of consideration that shall be at least equal to the aggregate par value of such Common Shares) or conversion of any Preferred Shares in accordance with their respective terms, such Common Shares will be validly issued, fully paid and nonassessable.

  2.
  Upon due authorization by Board Action of the issuance and sale of a designated series of Preferred Shares, and upon issuance and delivery of such Preferred Shares against payment for such shares (in an amount at least equal to the aggregate par value of such Preferred Shares), in accordance with the terms of the Board Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the exercise of any Warrants in accordance with their respective terms (which shall, in either case, provide for payment of consideration at least equal to the aggregate par value of such Preferred Shares), such shares of such series of Preferred Shares will be validly issued, fully paid and nonassessable.

  3.
  When the Depositary Shares evidenced by depositary receipts are issued and delivered in accordance with the terms of a Depositary Agreement against the deposit of duly authorized, validly issued, fully paid and nonassessable Preferred Shares, such Depositary Shares will entitle the holders thereof to the rights specified in the Deposit Agreement.

  4.
  When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by Board Action and has been duly executed and delivered by the Company and the Warrant Agent named in such Warrant Agreement, and such Warrants, conforming to the requirements of such Warrant Agreement, have been duly countersigned or authenticated, as required, by such Warrant Agent and duly executed and delivered by the Company against payment for such Warrants in accordance with the terms and provisions of such Warrant Agreement and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Warrants will be valid, binding and enforceable obligations of the Company.

        To the extent that the obligations of the Company under any Depositary Agreement may be dependent upon such matters, we assume for purposes of this letter that the Depository with respect to such Depositary Agreement is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Depository is duly qualified to engage in the activities contemplated by such Depositary Agreement; that such Depositary Agreement has been duly authorized, executed and delivered by such Depository and constitutes the legal, valid and binding obligation of such Depository, enforceable against such Depository in accordance with its terms; that such Depository is in compliance, generally and with respect to acting as a Depository under such Depositary Agreement, with all applicable laws and regulations; and that such Depository has the requisite organizational and legal power and authority to perform its obligations under such Depositary Agreement.

        To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent with respect to such Warrant Agreement is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Warrant Agent is duly qualified to engage in the activities contemplated by such Warrant Agreement; that such Warrant Agreement has been duly authorized, executed and delivered by such Warrant Agent and constitutes the legal, valid and binding obligation of such Warrant Agent, enforceable against such Warrant Agent in accordance with its terms; that such Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under such Warrant Agreement, with all applicable laws and regulations; and that such Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

        The opinions set forth above as to enforceability may be limited by: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

        The foregoing opinions are limited to the federal laws of the United States and Title 8 of the Corporations and Associations Code of the State of Maryland.

        We hereby consent to the use of this letter as Exhibit 5.1 to the Registration Statement and to the reference to our Firm under the heading "Legal Matters" in the Registration Statement. In giving such opinions rendered in this letter, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius LLP